Exhibit 99.1

Pembroke Consulting
1401 Walnut Street, Suite 620
Philadelphia, Pennsylvania 19102

Consent

The undersigned hereby consents to the use of the information contained in its report, dated October 9, 2002, prepared for Interline Brands, Inc. (the “Company”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in any amendment thereto, and to the use of its name as the source of such information.

PEMBROKE CONSULTING

	By:	/s/ Adam J. Fein
		Name:	Adam J. Fein
		Title:	President

March 25, 2005